Exhibit 99.1

Mullen Extends Maturity of Senior Secured Convertible Note

Company extends maturity of $28 million note, due in July 2022, by two years

BREA, Calif., June 21, 2022 -- via InvestorWire -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announces today that it has extended the maturity of a senior secured convertible note of $28 million, originally due in July 2022, by two years.

The Company originally entered into a secured convertible promissory note (the “Note”) on July 23, 2020, with DBI Lease Buyback Servicing LLC, an affiliate of Drawbridge Investments LLC ("Drawbridge"). Esousa Holdings, LLC, an existing Mullen shareholder, has acquired the Note from Drawbridge and entered into an agreement with Mullen to extend the maturity date of the Note by two years. The original Note was scheduled to mature on July 28, 2022, and the Note is now extended to July 2024.

“This note extension with Esousa is important for us, as it preserves our cash flow at a time when the economy appears to be hitting some headwinds, and it provides the Company with a strengthened cash position, allowing us to execute on our EV plans,” said David Michery, CEO and chairman of Mullen Automotive.

Further details on this transaction can be found on Mullen Automotive’s most recently filed 8-K, found here.

Mullen recently announced the “Strikingly Different” U.S. Test Drive Tour for the Mullen FIVE EV Crossover, covering 19 cities across the U.S. The tour will begin this fall in Southern California and work its way throughout the U.S. Further details can be found here, or place your Mullen FIVE reservation here.

About Mullen

Mullen is a Southern California-based automotive company that owns and partners with several synergistic businesses working toward the unified goal of creating clean and scalable energy solutions. Mullen has evolved over the past decade in sync with consumers and technology trends. Today, the Company is working diligently to provide exciting EV options built entirely in the United States and made to fit perfectly into the American consumer’s life. Mullen strives to make EVs more accessible than ever by building an end-to-end ecosystem that takes care of all aspects of EV ownership.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, whether the maturity date extension of the Note will be beneficial to the Company and whether the Company’s cash position will be sufficient to achieve its objectives. Additional examples of such risks and uncertainties include, but are not limited to, (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Wire Service Contact:

InvestorWire (IW)

Los Angeles, California

www.InvestorWire.com

212.418.1217 Office

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